UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Cab-tive Advertising, Inc.
(Name of small business issuer in its charter)

Nevada	7319	20-5609647
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1930 Village Center Circle #3-230
Las Vegas, Nevada 89134
(702)-281-7850
(Address and telephone number of mailing address)

6555 W. Gary Avenue
Las Vegas, Nevada 89139
(702)-281-7850
(Address of principal place of business or intended principal place of business)

Corporate Credibility 2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128
(702) 336-6300
(Name, address and telephone number of agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$100,000.00	$0.05	$100,000.00	$10.70

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

CAB-TIVE ADVERTISING, INC.

2,000,000 Shares of Common Stock

$0.05 per share

Cab-tive Advertising, Inc. (“Company”) is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. Brian Blaszczak and Alan Blaszczak, the officers and directors of Cab-tive Advertising, intend to sell the shares directly. The intended methods of communication include, without limitation, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Cab-tive Advertising, Inc. A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering. Cab-tive Advertising shall only receive proceeds from the Trust Account upon meeting the minimum raise amount. If the minimum offering is not achieved within ninety (90) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section title “Plan of Distribution” herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. Cab-tive Advertising will not extend the offering period beyond ninety 90 days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Cab-tive Advertising, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Minimum	1,000,000	$0.05	$0.00	$50,000
Maximum	2,000,000	$0.05	$0.00	$100,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Cab-tive Advertising, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cab-tive Advertising, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is November 21, 2006.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Cab-tive Advertising, Inc. (“Company”) was incorporated in the State of Nevada on September 22, 2006. Cab-tive Advertising, Inc. is a developmental stage company with a principal business objective of offering quality advertising to a captive audience in taxicabs, people movers, buses, trains, ferries, limousines, airplanes, and monorails. Our units deliver an audio and visual presentation that reaches out to multiple senses and leaves the passenger with a more indelible impression than any other kind of out-of-home advertising.

The Company’s current mandate is to take advantage of both time and space to get our clients’ message to the right audience at the right time. Recent articles on advertising and traditional media have suggested that effectively targeting the right audience at the right time is becoming increasingly difficult for advertisers. Our society has become more mobile and sophisticated at handling multiple tasks, thus tuning out unnecessary or unwanted information including billboards and radio advertisements. The search for alternative media has mushroomed from product advertisements on the floors of grocery stores, to audio monitors on gas station pumps, to pop-up ads on automated teller machines. Using state-of-the-art technology, Cab-tive Advertising plans to install touch screen monitors with accompanying units that run full motion video advertisements in taxis and limousines. Other forms of transportation including mass transit can utilize monitors that run full motion video advertisements or pop-up advertisements. Another feature we offer is scrolling messaging and instant messaging that appears along the bottom of the monitor. It has been proven that if you deliver a message to a consumer when they least expect it, they will pay more attention to the message and as a result a more indelible impression of the content will be made on the consumer.

Cab-tive Advertising is a development stage company that has not significantly commenced its planned principal operations. Cab-tive Advertising operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the Cab-tive Advertising business plan;

3.	Conducted detailed research on potential markets in North America and Asia;

4.	Identified vendors to manufacture and provide products to our configuration and specification;

5.	Identified two prospective client/partners in two different countries to market/sell our products;

6.	Formulated pilot programs for prospective markets;

7.	Conducted in depth research and development and tailored our products for specific modes of transportation;

8.	Developed and directed the manufacturing of installation units and desktop demonstration unit;

9.	Produced marketing material including promotional CD’s and DVD’s.

Cab-tive Advertising, Inc. is attempting to become operational. In order to generate revenues, Cab-tive Advertising must address the following areas:

1. Develop and Implement a Marketing Plan: At the present, Cab-tive Advertising has plans to hire and manage an internal sales force for selling units and managing our own acquired portfolio of installed units. Cab-tive Advertising is also exploring opportunities that exist within the out-of-home media industry to joint venture or partner with other companies for the sales of the units and the advertising content. The overall strategy of the Company encompasses initially focusing efforts on securing taxicab interior lease contracts. The leases allow Cab-tive Advertising the rights to install our products in their taxicabs and most contracts grant exclusivity to the entire interior. The Company has already devoted significant time and effort in this area with pilot projects already planned. Cab-tive Advertising then plans to sell the advertising space, pop-up banner space, and scrolling messaging content. Cab-tive Advertising also has plans to contact advertising and marketing companies to help sell the advertising space. The Company will initially approach advertising companies that already market to the out-of-home industry. Prospects include advertising/marketing companies that sell taxi top advertising, bus shelter advertising, and billboard advertising.

After years of research coupled with management’s experience, the company has assembled criteria for pursuing and entering a market. Each market requires evaluation and certain criteria satisfied before the company can justify committing resources. The result of this research serves as a template when considering virtually any market in the world. Management has identified over twenty markets in North America alone that are realistic prospects.

2. Tailoring our website: Cab-tive Advertising has a web site located at www\\cabtive.com. Upon securing additional funding, the Company has plans to enhance the web site.

Since our inception on September 22, 2006 to September 30, 2006, the Company did not generate any significant revenues and has incurred a cumulative net loss of $23,828. The Company believes that raising $100,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services eventually will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from sales, leases, and joint venture operations will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Cab-tive Advertising, Inc. currently has one officer and one director. Both individuals allocate time and personal resources to Cab-tive Advertising on a part-time basis.

As of the date of this prospectus, Cab-tive Advertising has 2,000,000 shares of $0.001 par value common stock issued and outstanding.

Cab-tive Advertising, Inc. has administrative offices located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139.

Cab-tive Advertising, Inc.’s fiscal year end is December 31.

THE OFFERING

Cab-tive Advertising, Inc. is offering on a self-underwritten basis a minimum of 1,000,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Cab-tive Advertising, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Cab-tive Advertising trust agent, Joseph L. Pittera, Esq., acts as legal counsel for Cab-tive Advertising, Inc., and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering. No funds shall be released to Cab-tive Advertising, Inc. until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to Cab-tive Advertising. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. Cab-tive Advertising will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Cab-tive Advertising assets, book value, historical earnings, or net worth.

Cab-tive Advertising, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured an independent stock transfer agent. Cab-tive Advertising has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128, having a telephone number of (702) 562-4091.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Cab-tive Advertising common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Cab-tive Advertising financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

September 21, 2006
(Inception)
through
September 30, 2006
Revenue	$—
Operating expenses
General and administrative expenses	23,828
Total operating expenses	23,828
Loss from operations	(23,828)

Other income (expenses):
Other expense	—
Interest expense	—
Total other income (expenses)	—

Loss before provision for income taxes	(23,828)
Provision for income taxes	—
Net loss	$(23,828)
Basic and diluted loss per common share	$(0.01)
Basic and diluted weighted average
common shares outstanding	2,000,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Cab-tive Advertising, Inc.’s operations depend on the efforts of Brian Blaszczak and Alan Blaszczak, the only officers and directors of Cab-tive Advertising. Mr. Brian Blaszczak has worked in public company management for over four years and has limited experience with duties as a principal accounting officer. Mr. Alan Blaszczak has no experience related to public company management, nor as a principal accounting officer. Because of this, Mr. Brian Blaszczak and Mr. Alan Blaszczak may be unable to offer and sell the shares in this offering, develop Cab-tive Advertising business and manage Cab-tive Advertising public reporting requirements. Cab-tive Advertising cannot guarantee that it will be able overcome any such obstacles.

Mr. Brian Blaszczak and Mr. Alan Blaszczak are both involved in other employment opportunities and may periodically face a conflict in selecting between Cab-tive Advertising, Inc. and his other personal and professional interests. Cab-tive Advertising has not formulated a policy for the resolution of such conflicts should they occur. If Cab-tive Advertising loses Mr. Brian Blaszczak or Mr. Alan Blaszczak to other pursuits without a sufficient warning, Cab-tive Advertising may consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE BRIAN BLASZCZAK, CAB-TIVE ADVERTISING’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF CAB-TIVE ADVERTISING ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Brian Blaszczak, Cab-tive Advertising’s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Cab-tive Advertising security holders, including the election of directors. Mr. Brian Blaszczak would retain 75.00% ownership in Cab-tive Advertising common stock assuming the minimum amount of shares of this offering is sold. In the event the maximum offering is attained, Mr. Brian Blaszczak will own 50.00% of Cab-tive Advertising outstanding common stock. Such concentrated control may also make it difficult for Cab-tive Advertising stockholders to receive a premium for their shares of Cab-tive Advertising common stock in the event Cab-tive Advertising enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Cab-tive Advertising. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF CAB-TIVE ADVERTISING FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Cab-tive Advertising expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Cab-tive Advertising was formed in Nevada on September 22, 2006. Cab-tive Advertising has no demonstrable operations record of substance upon which you can evaluate Cab-tive Advertising’s business and prospects. Cab-tive Advertising prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Cab-tive Advertising cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Cab-tive Advertising has had only limited start-up operations and has generated minimal revenues. Considering these facts, independent auditors have expressed substantial doubt about Cab-tive Advertising’s ability to continue as a going concern in the independent auditors’

report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Cab-tive Advertising’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

CAB-TIVE ADVERTISING MAY NOT BE ABLE TO GENERATE REVENUES SELLING AND LEASING OUR FULL MOTION AUDIO AND VISUAL PROMOTIONAL MONITORS.

Cab-tive Advertising expects to earn revenues from the sales and leases of its full motion video advertising units, advertising placement, and consulting services. In the opinion of the officers and directors, Cab-tive Advertising reasonably believes that it will begin to generate revenues within approximately four months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Cab-tive Advertising has many potential competitors in the out-of-home media industry. We consider the competition is competent, experienced, and they have greater financial and technical, and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and services than are available to us.

Some of the Company’s competitors also offer a wider range of services and products and have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company and may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.

At the present, the Cab-tive Advertising is only aware of two companies that sell taxicab interior monitor advertising. Competitors for the interior taxicab advertising market include a company based out of England and Interactive Taxi Vision based in Fortitude Queensland, Australia. Interactive Taxi Vision is a company that offers strictly taxicab interior monitors. They are presently involved in a pilot program in Brisbane, Australia with a limited number of units. Their Interactive Taxivision unit is different from our product in several areas and our understanding is that their units are more expensive. The only information we know about a company in England is that they are beta testing a “goose neck” designed unit that protrudes from the vehicle roof or front seat.

CAB-TIVE ADVERTISING MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Cab-tive Advertising, Inc. has limited capital resources. To date, Cab-tive Advertising has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless Cab-tive Advertising begins to generate sufficient revenues to finance operations as a going concern, Cab-tive Advertising may experience liquidity and solvency problems. Such liquidity and solvency problems may force Cab-tive Advertising to cease operations if additional financing is not available. No known alternative resources of funds are available to Cab-tive Advertising in the event it does not have adequate proceeds from this offering. However, Cab-tive Advertising believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next six months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN CAB-TIVE ADVERTISING BECAUSE THERE IS NO PUBLIC MARKET FOR CAB-TIVE ADVERTISING STOCK.

There is no public market for Cab-tive Advertising common stock. Brian Blaszczak, an officer and director, currently holds all of the Cab-tive Advertising issued and outstanding common stock. Therefore, the current and potential market for Cab-tive Advertising common stock is limited. No market is available for investors in Cab-tive Advertising common stock to sell their shares if the Company does not acquire listing status. Cab-tive Advertising cannot guarantee that a meaningful trading market will develop.

If Cab-tive Advertising stock ever becomes tradable, of which Cab-tive Advertising cannot guarantee success, the trading price of Cab-tive Advertising common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Cab-tive Advertisings control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Cab-tive Advertising stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE CAB-TIVE ADVERTISING ‘S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Cab-tive Advertising shares, thereby reducing the level of trading activity in any secondary market that may develop for Cab-tive Advertising shares. Consequently, customers in Cab-tive Advertising securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Cab-tive Advertising, Brian Blaszczak, who also serves as its Director, President, Secretary, and Treasurer, acquired 2,000,000 restricted shares of Cab-tive Advertising common stock at a price per share of $0.001 for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Cab-tive Advertising common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF CAB-TIVE ADVERTISING ‘S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF CAB-TIVE ADVERTISING COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 2,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Cab-tive Advertising is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Cab-tive Advertising currently has one shareholder who owns all of the 2,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Cab-tive Advertising common stock in any market that might develop.

CAB-TIVE ADVERTISING IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

Brian Blaszczak and Alan Blaszczak, Cab-tive Advertising’s officers and directors, are offering the common shares on a best-efforts basis on Cab-tive Advertising’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Cab-tive Advertising is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Cab-tive Advertising business, financial condition, and prospects that reflect Cab-tive Advertising management’s assumptions and beliefs based on information currently available. Cab-tive Advertising can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Cab-tive Advertising assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Cab-tive Advertising’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed advertising monitors that Cab-tive Advertising expects to market, Cab-tive Advertising’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Cab-tive Advertising functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, Cab-tive Advertising will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

Cab-tive Advertising intends to use the proceeds from this offering as follows:

	Minimum		100% of Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	50,000	100.00	100,000	100.00

Offering Expenses
Legal & Professional Fees	3,000	6.00	3,000	3.00
Accounting Fees	3,000	6.00	3,000	3.00
Blue-sky fees	300	0.60	300	0.30
Total Offering Expenses	6,300	12.60	6,300	6.30

Net Proceeds from Offering	43,700	87.40	93,700	93.70

Use of Net Proceeds
Accounting Fees	3,000	6.00	3,000	3.00
Equipment - Demonstration[1]	8,500	17.00	21,000	21.00
Legal and Professional Fees	4,200	8.40	4,200	4.20
Office Equipment and Furniture	1,000	2.00	4,000	4.00
Office Supplies	1,000	2.00	3,000	3.00
Salaries	5,000	10.00	24,000	24.00
Sales and Marketing	6,500	13.00	16,000	16.00
Working Capital [2]	14,500	29.00	18,500	18.50
Total Use of Net Proceeds	43,700	87.40	93,700	93.70

Total Use of Proceeds	50,000	100.00	100,000	100.00

Notes:

1 The category of Equipment-Demonstration includes, but not be limited to, purchasing additional table top demonstration units and pilot program units.

2 The category of General Working Capital may include, but not be limited to, office rent, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Cab-tive Advertising’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Cab-tive Advertising’s issued and outstanding stock. This is due in part because of the common stock issued to the Cab-tive Advertising officers, directors, and employees totaling 2,000,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Cab-tive Advertising net book value on September 30, 2006 was $(23,828). Assuming all 2,000,000 shares offered are sold, and in effect Cab-tive Advertising receive the maximum estimated proceeds of this offering from shareholders, Cab-tive Advertising net book value will be approximately $0.021 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.029 per share while the Cab-tive Advertising present stockholder will receive an increase of $0.028 per share in the net tangible book value of the shares that he holds. This will result in a 58.00% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 1,00,000 shares is achieved, Cab-tive Advertising net book value will be approximately $0.012 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.038 per share while the Cab-tive Advertising present stockholder will receive an increase of $0.019 per share in the net tangible book value of the shares he holds. This will result in a 76.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Cab-tive Advertising previously:

	Minimum	Maximum
	Offering	Offering

Book Value Per Share Before the Offering	$(0.007)	$(0.007)

Book Value Per Share After the Offering	$0.012	$0.021

Net Increase to Original Shareholders	$0.019	$0.028

Decrease in Investment to New Shareholders	$0.038	$0.029

Dilution to New Shareholders (%)	76.00%	58.00%

PLAN OF DISTRIBUTION

The Company will use the efforts of Brian Blaszczak and Alan Blaszczak, the officers and directors of the Company, to conduct this offering on a best efforts basis. Potential investors include, but are not limited to, family, friends, and acquaintances of Mr. Brian Blaszczak and Mr. Alan Blaszczak. The intended methods of communication include, without limitation, telephone, and personal contact. In his endeavors to sell this offering, Mr. Brian Blaszczak and Mr. Alan Blaszczak do not intend to use any mass-advertising methods such as the Internet or print media.

Funds received by Mr. Brian Blaszczak in connection with the sales of Cab-tive Advertising securities will immediately be forwarded into a trust account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Mr. Brian Blaszczak and Mr. Alan Blaszczak will not receive commissions for any sales originated on Cab-tive Advertising’s behalf. Cab-tive Advertising believes that Mr. Brian Blaszczak and Mr. Alan Blaszczak are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Brian Blaszczak and Mr. Alan Blaszczak:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Is not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Cab-tive Advertising has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Cab-tive Advertising were to enter into such arrangements, Cab-tive Advertising will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Cab-tive Advertising has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Cab-tive Advertising has not identified the specific states where the offering will be sold. Cab-tive Advertising will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Cab-tive Advertising, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera,. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Cab-tive Advertising, Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Torrance, California 90501. All payments are required in the form of United States currency either by personal check, bank draft, or by cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Cab-tive Advertising reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Cab-tive Advertising accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

Cab-tive Advertising, Inc.’s officers and directors have not been convicted in a criminal proceeding.

Cab-tive Advertising, Inc.’s officers and directors have not been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, or banking activities.

Cab-tive Advertising, Inc.’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Cab-tive Advertising, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Boards of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding Cab-tive Advertising executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Brian Blaszczak (2)	46	President, Treasurer, Secretary, and Director	November 2006 – November 2007

Alan Blaszczak (1)	44	Director	November 2006 – November 2007

Notes:

1 Cab-tive Advertising directors will hold office until the next annual meeting of the stockholders, which shall be held in September of 2007, and until successors have been elected and qualified. At the present, the Cab-tive Advertising officers were appointed by the Cab-tive Advertising directors and will hold office until they resign or are removed from office.

2 Brian Blaszczak has obligations to entities other than Cab-tive Advertising, Inc. Cab-tive Advertising expects Mr. Brian Blaszczak to spend approximately 10-20 hours per week on Cab-tive Advertising business affairs. At the date of this prospectus, Cab-tive Advertising, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Brian Blaszczak, President, Secretary, Treasurer, and Director:

Mr. Brian Blaszczak has over fourteen years of executive level experience working for public and private companies on a domestic and international basis. Prior to joining Cab-tive Advertising, Inc., Mr Blaszczak was the Chief Operating Officer of Taxi Vision Media Inc. He was responsible for daily operations of the out-of-home media division and direct reports included three branch offices across North America. From 1996 to 2000 he was the Vice President of North American Operations for Telpac Industries Inc., a publicly traded company specializing in the development and exploitation of telecommunication technologies in China. Mr. Brian Blaszczak was instrumental in the growth of the company from inception to becoming a publicly traded company. From 1991 to 1996, he was the Founder and President of Versailles Group Ltd, a company engaged in trading commodities between the United States and Russia. From 1989 to 1991, Mr. Brian Blaszczak was the Financial Analyst for Kelpie Industries Ltd, an Australian-based company developing a pick-up truck with a bed that lowers to ground level. Prior to 1989, he worked for a large accounting firm and a computer company. He received a Bachelor of Business Administration degree in finance from Western Michigan University in 1983.

Alan Blaszczak, Director

Mr. Blaszczak has over 24 years of product management, development, and manufacturing experience working for private engineering firms, OEM automobile manufacturers, and major Tier 1 suppliers to the auto industry. Mr. Blaszczak is a Sr. Account Manager and Program Manager with Lear Corporation one of the world largest suppliers of automotive interior systems and components. From 1995 to 2006 his combined time working for United Technologies and Lear Corporation he was responsible for many aspects of the product development and launch of major interior systems within the auto industry. Included in these duties were the management of component suppliers, tool manufacturers, engineering, and implementation at final manufacturing locations. From 1990 to 1995 he was a business manger for Textron Corporation based in Troy Michigan and was responsible for complete programs including quoting, sourcing, and all manufacturing deliverables. From 1982 to 1995 he gained experience as a designer working at tool manufacturers, worked as an advanced manufacturing engineer installing new product equipment for American motors in Toledo Ohio and Canadian facilities and Chrysler Corporation as a program manger bringing to market new vehicles. He received a Bachelors of Science Administration degree from Central Michigan University in 1992.

BOARD COMMITTEES

Cab-tive Advertising, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

Cab-tive Advertising has authorized a maximum of seven (7) directors. However, in no event may Cab-tive Advertising have less than one director. Although Cab-tive Advertising anticipates appointing additional directors, Cab-tive Advertising has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Cab-tive Advertising common stock by all persons known by Cab-tive Advertising to be beneficial owners of more than 5% of any such outstanding classes. The table includes each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Cab-tive Advertising knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)
Common	Brian Blaszczak, President, Secretary, Treasurer, and Director	2,000,000	100.00%	50.00%

	All Directors and Officers as a group (1 person)	2,000,000	100.00%	50.00%

Footnotes

1  The address of each executive officer and director is c/o Cab-tive Advertising , Inc., 1930 Village Center Circle #3-230, Las Vegas, Nevada 89134.

2  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock) by Cab-tive Advertising. The aggregate amount of shares to be issued and outstanding after the offering is 4,000,000.

DESCRIPTION OF SECURITIES

Cab-tive Advertising, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Cab-tive Advertising shares, reducing the level of trading activity in any secondary market that may develop for Cab-tive Advertising shares, and accordingly, customers in Cab-tive Advertising securities may find it difficult to sell their securities, if at all.

Cab-tive Advertising has no current plans to neither issue any preferred stock nor adopt any series, preferences, or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Cab-tive Advertising, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, Cab-tive Advertising has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Cab-tive Advertising, Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Cab-tive Advertising, Inc. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Cab-tive Advertising directors.

CASH DIVIDENDS

As of the date of this prospectus, Cab-tive Advertising, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Cab-tive Advertising does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Cab-tive Advertising, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Cab-tive Advertising, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cab-tive Advertising of expenses incurred or paid by a director, officer or controlling person of Cab-tive Advertising in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cab-tive Advertising will, unless in the opinion of Cab-tive Advertising legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Cab-tive Advertising , Inc. was incorporated in the State of Nevada on September 22, 2006.

Please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Cab-tive Advertising, Inc. incorporated in the State of Nevada on September 22, 2006 under the same name. Since inception, Cab-tive Advertising has not generated any significant revenues and has accumulated losses in the amount of $(23,828) as of September 30, 2006. Cab-tive Advertising has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Cab-tive Advertising, Inc. has yet to commence planned operations to any significant measure. As of the date of this Prospectus, Cab-tive Advertising has had only limited start-up operations and has not generated any significant revenues. Cab-tive Advertising believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next six months.

Cab-tive Advertising’s administrative office is located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139.

Cab-tive Advertising’s fiscal year end is December 31.

BUSINESS OF ISSUER

Business Overview

BUSINESS OVERVIEW

Cab-tive Advertising, Inc. (“Cab-tive Advertising” or the “Company”) was incorporated in the State of Nevada on September 22, 2006. The primary business of the company is offering quality advertising to a captive audience in taxicabs, people movers, buses, ferries, limousines, airplanes, and monorails. Our units deliver an audio and visual presentation that reaches out to multiple senses and leaves the passenger with a more indelible impression than any other kind of out-of-home advertising.

The Company’s current mandate is to take advantage of both time and space to get our clients’ message to the right audience at the right time. Recent articles on advertising and traditional media have suggested that effectively targeting the right audience at the right time is becoming increasingly difficult for advertisers. Our society has become more mobile and sophisticated at handling multiple tasks, thus tuning out unnecessary or unwanted information including billboards and radio advertisements. The search for alternative media has mushroomed from product advertisements on the floors of grocery stores, to audio monitors on gas station pumps, to pop-up ads on automated teller machines. Using state-of-the-art technology, Cab-tive Advertising plans to install touch screen monitors with accompanying units that run full motion video advertisements in taxis and limousines. Other forms of transportation including mass transit can utilize monitors that run full motion video advertisements or pop-up advertisements. Another feature we offer is scrolling messaging and instant messaging that appears along the bottom of the monitor. It has been proven that if you deliver a message to a consumer when they least expect it, they will pay more attention to the message and as a result a more indelible impression of the content will be made on the consumer.

Product Overview

By taking advantage of advanced technology and a captive, bored, idle audience, Cab-tive Advertising has created a powerful straightforward way of delivering messages. Virtually every mode of transportation in the world can accommodate our products. Taxicabs, small shuttles, and buses utilize the eight-inch ultra-thin LCD units that project super-bright high-resolution images. The company plans to provide size LCD’s and units for use in kiosks, large shuttles and ferries. The Company has identified vendors to manufacture and provide products to our configuration and specification. Depending upon the application and environment, we tailor all our products. Options include touch screen capabilities, audio, still graphics, full motion video, closed caption text broadcasting, and real-time ticket tape scrolling.

In a taxicab and shuttle environment, the units function as follows:

•	Passengers board the vehicle and the driver activates the meter to record the fare.
•	Automatically Cab-tive Advertising’s unit begins presenting the audio and video content.
•	The audio and video presentation begins informing passengers of area attractions, restaurants, shows, hotels, clubs, gaming venues, and places to shop.
•

Depending on the application environment, passengers can touch the screen to select areas or categories of specific interests. Selected categories can include show times, prices, and hours of operation, locations, phone numbers, and information on cuisine and prices for restaurants.

•	The units are equipped with volume buttons, but neither the passenger nor the driver can turn the units off.
•	Regardless of the passenger’s activity, our systems deliver an audio/video presentation and the advertisement will make an impression on the passengers either visually or subliminally.

Currently the Company plans to utilize a company based out of California to manufacture our products for North America. Cab-tive Advertising is actively sourcing our products manufactured in Southeast Asia for potential distribution throughout the rest of the world.

Marketing

At the present, Cab-tive Advertising has plans to hire and manage an internal sales force for selling units and managing our own acquired portfolio of installed units. Cab-tive Advertising is also exploring opportunities that exist within the out-of-home media industry to joint venture or partner with other companies for the sales of the units and the advertising content.

The overall strategy of the Company encompasses initially focusing efforts on securing taxicab interior lease contracts. The leases allow Cab-tive Advertising the rights to install our products in their taxicabs and most contracts grant exclusivity to the entire interior. The Company has already devoted significant time and effort in this area with pilot projects already planned. Cab-tive Advertising then plans to sell the advertising space, pop-up banner space, and scrolling messaging content. Cab-tive Advertising also has plans to contact advertising and marketing companies to help sell the advertising space. The Company will initially approach advertising companies that already market to the out-of-home industry. Prospects include advertising/marketing companies that sell taxi top advertising, bus shelter advertising, and billboard advertising.

After years of research coupled with management’s experience, the company has assembled criteria for pursuing and entering a market. Each market requires evaluation and certain criteria satisfied before the company can justify committing resources. The result of this research serves as a template when considering virtually any market in the world. Management has identified over twenty markets in North America alone that are realistic prospects.

Web Site

Cab-tive Advertising has a website www\\cab-tive.com and has plans to order toll free numbers to aid our marketing efforts. Upon securing additional funding, the Company has plans to enhance the web site.

Target Market Segments

United States

Taxicabs are present in every major city in North America. There are approximately 300,000 taxicabs in service in the United States alone and no more than 10% carry any type of advertising. Management has identified over twenty cities in North America that have the potential for justifying market penetration.

United States Market for Taxicabs

Cities	Number	Cities	Number

New York, New York	12,487	San Francisco, California	811
Houston, Texas	2,050	Atlantic City, New Jersey	800
Boston, Massachusetts	2,000	Pittsburgh, Pennsylvania	600
Dallas, Texas	2,000	Austin, Texas	582
Phoenix, Arizona	2,000	Kansas City, Missouri	560
Atlanta, Georgia	1,590	Indianapolis, Indiana	400
Philadelphia, Pennsylvania	1,500	Cleveland, Ohio	360
Los Angeles/Orange County, Calif.	1,233	Columbus, Ohio	360
Baltimore, Maryland	900	Memphis, Tennessee	300
Denver, Colorado	900	Detroit, Michigan	260

Mexico

Cab-tive Advertising has had contact with an advertising company based in Mexico to sell and market our products and services. The Company has already had negotiations regarding each participant’s duties and responsibilities to research and develop markets in targeted Mexican locations.

China

Cab-tive Advertising has had contact with an International Marketing and Consulting Services company to research and develop markets in China. The discussions have included duties and responsibilities to cultivate and develop markets for selling and installing Cab-tive Advertising’s products and services in targeted China locations.

Cab-tive Advertising’s management is further cultivating relationships with planned advisory board members that have solid business relationships with prominent government and political figures within China. Beijing alone has over 70,000 taxis and other Chinese cities including Tianjin, Macau, Shanghai, Guangzhou, and Hong Kong all have taxis approaching that number.

Australia

There are over 15,900 taxicabs in Australia and the Sydney taxi service is the largest in the southern Hemisphere with over 4,800 taxis. This fact alone makes Australia a targeted market to sell and install our taxi units.

Industry Analysis

The Case for Out-of-Home Media

Arbitron is an internationally recognized media and marketing research firm that conducted an extensive outdoor media study. Their published report revealed the following facts about this growing outdoor medium.

•	The reach of outdoor media is significant and reaches consumers that do not have significant exposure to newspapers or local television.
•	The out-of-home media has an impressive reach because it has the ability to make an impression on a core group of consumers repeatedly.
•	Consumers are more likely to recall the advertiser and purchase the advertisers products/services when exposed repeatedly to messages.

With lives getting busier, people watch less television and read fewer newspapers, leaving advertisers and agencies looking to the outdoor medium in an effort to reach consumers.

Growth Strategy of the Company

The growth strategy of the Company is to build a strong portfolio of notable clients and a diversified revenue stream that will solidify the foundation for a profitable operation built for long-term success. Cab-tive Advertising developed an in depth sales strategy and long-term growth strategy for securing market share. The Company formulated multiple plans and execution strategies based on various levels of funding achieved.

An overview of the first strategy is to prudently hire and employ our own internal sales force to sell/lease the units direct. Cab-tive Advertising believes it can generate revenue from the sale/lease of the units and will receive a monthly royalty payment on placed advertisements. Potential clients include taxicab companies, private bus companies, limousine companies, and people movers. Other potential clients include advertising agencies and marketing companies, promotional based companies, and or placing the units as kiosks. We will offer warranties and maintenance contracts on all sales.

Our other strategy is to secure contracts with taxicab companies and other modes of transportation direct where we rent the space and install units that we own. We will be responsible for selling all the advertising content in addition to installing and maintaining the units. The term of a typical contract is for five years and includes a clause for an automatic five-year renewal. The strategy for signing up as many contracts as realistic will benefit the taxicab owners and the Cab-tive Advertising mutually. First, the money that a taxicab company will receive on a monthly basis from the rental space of our units is money that will cost them nothing in out-of-pocket expense or maintenance. Second, securing contracts with an initial five-year term has the potential to add value to Cab-tive Advertising and its shareholders.

Competitor Analysis

Cab-tive Advertising has many potential competitors in the out-of-home media industry. We consider the competition is competent, experienced, and they have greater financial and technical, and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and services than are available to us.

Some of the Company’s competitors also offer a wider range of services and products and have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company and may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.

At the present, the Cab-tive Advertising is only aware of two companies that sell taxicab interior monitor advertising. Competitors for the interior taxicab advertising market include a company based out of England and Interactive Taxi Vision based in Fortitude Queensland, Australia. Interactive Taxi Vision is a company that offers strictly taxicab interior monitors. They are presently involved in a pilot program in Brisbane, Australia with a limited number of units. Their Interactive Taxivision unit is different from our product in several areas and our understanding is that their units are more expensive. The only information we know about a company in England is that they are beta testing a “goose neck” designed unit that protrudes from the vehicle roof or front seat.

Need For Government Approval

There are no known requirements for any governmental approval or licenses.

Number of Total Employees and Number of Full Time Employees

Cab-tive Advertising, Inc. is currently in the development stage. During this development period, Cab-tive Advertising plans to rely exclusively on the services of Brian Blaszczak and Alan Blaszczak, the officers and directors, to establish business operations and perform or supervise the services required at this time. Cab-tive Advertising believes that its operations are currently on a small scale and that they are manageable by the individuals. There are no full or part-time employees. Mr. Blaszczak responsibilities are mainly marketing and administrative duties at this time, as Cab-tive Advertising operations are minimal. Mr. Alan Blaszczak responsibilities include new product development and marketing.

REPORTS TO SECURITY HOLDERS

1.

After this offering, Cab-tive Advertising will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, Cab-tive Advertising will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials Cab-tive Advertising files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Cab-tive Advertising SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Cab-tive Advertising , Inc. was incorporated on September 22, 2006. Cab-tive Advertising has generated minimal revenues while incurring $(23,828) in total expenses. This resulted in a net loss of $(23,828) since inception, which is attributable to general and administrative expenses.

Since incorporation, Cab-tive Advertising, Inc. has financed its operations through minimal business activity.

To date, Cab-tive Advertising, Inc. has not implemented fully planned principal operations. Presently, Cab-tive Advertising is attempting to secure sufficient monetary assets to increase operations. Cab-tive Advertising cannot assure any investor that it will be able to enter into sufficient business operations adequate to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of Cab-tive Advertising’s business plan that constitute top priorities. Each material event or milestone listed below will be required until the Company generates adequate revenue.

1.

Procure existing sales and marketing efforts to joint venture or partner with initial contacts in Mexico and China. Planned activities include activities include engaging in planned pilot programs to promote exposure of our products and stimulate market awareness.

2.

Researching and strategically target advertising agencies and promotional divisions of large corporations and governmental agencies. Cab-tive Advertising expects to use a portion of the funds allocated toward sales and marketing and working capital to engage in this activity.

3.	Establish and procure personal and business relationships with key individuals in government, businesses, and community leadership positions.

4.	Establish and maintain a visible community presence.

Cab-tive Advertising, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, Cab-tive Advertising plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $50,000 is raised in this offering, Cab-tive Advertising will immediately begin to implement the aforementioned plans to generate business sufficient to maintain ongoing operations. This entails procuring existing sales and marketing efforts to generate a sufficient revenue stream that can sustain operations and position the Company for growth.

Cab-tive Advertising has budgeted $8,500 for demo and pilot equipment. Equipment purchases include units tailored for desktop demonstrations. Additional equipment purchases include manufacturing units configured with various options and feature for actual installations.

Cab-tive Advertising has allocated $1,000 for office equipment and furniture. The Company plans to purchase a quality printer for producing tailored marketing material.

Cab-tive Advertising has allocated $1,000 for office supplies. Office supplies consist of mailing expenses, copying expenses, paper, general desk supplies, etc.

Cab-tive Advertising has allocated $6,500 for sales and marketing, specifically for a frugal advertising campaign. The company plans to produce professional quality four-color promotional brochures to complement the promotional DVD/CD’s we already have produced. Advertising agencies and larger corporations have requested this specific marketing tool and shared with us exactly what the promotional kits should include.

Cab-tive Advertising has allocated $14,500 for general working capital to cover any shortfalls in the categories listed above. This allocation of funds will satisfy travel expenses, postage, telephones, overnight delivery services, and other general operating expenses. Funds may also be available to take advantage of any other related business opportunities that arise during the course of business operations.

Cab-tive Advertising believes it will be able to execute the business plan adequately and commence operations as a going concern once the minimum proceeds from this offering are secured. Cab-tive Advertising does not expect to generate any significant revenue in the first four months of operation from the date the Company secures first funds are received from this offering.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: Maximum offering. In the event the maximum amount of $100,000 is raised, Cab-tive Advertising still does not expect to generate revenue in the first four months of operation from the date the first funds are received from trust. Under Plan 2, management will supplement the activities addressed in Plan 1, as delineated above.

The allocation for demonstration and pilot project equipment remains consistent.

Cab-tive Advertising plans to purchase a computer and related programs in addition to the printer previously allocated for under the minimum proceeds placement.

The allocation for office supplies remains consistent.

The allocation of salaries increases to $24,000, which will support a prudent increase in staff. Planed positions include allocating a portion of funds for technical assistance.

The allocation for sales and marketing increases to $16,000 to support expanding the Companies exposure of products and services by attending industry related conventions. The Company also has plans for a strategically placed marketing campaign that has designated target markets. This campaign is conservatively budgeted and is subject to change based on market conditions.

The allocation for working capital increases to $20,000 allowing for financial support of any areas with growth potential.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan implemented, Cab-tive Advertising has budgeted for certain expenditures that it expects to remain constant. Cab-tive Advertising expects accounting fees to be $5,500 for the first full year, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $4,200, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event Cab-tive Advertising incurs or expects to incur expenses materially outside of these estimates, Cab-tive Advertising intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Cab-tive Advertising’s ability to commence operations is entirely dependent upon the proceeds raised in this offering. If Cab-tive Advertising does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, Cab-tive Advertising cannot guarantee that it will generate such growth. If Cab-tive Advertising does not produce sufficient cash flow to support Cab-tive Advertising operations over the next 12 months, Cab-tive Advertising may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. Cab-tive Advertising cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

Cab-tive Advertising management does not expect to incur significant research and development costs.

Cab-tive Advertising does not own any significant plant that it would seek to sell in the near future.

Cab-tive Advertising management does not anticipate the need to hire employees over the next 12 months, with the possible exception of a Director of Marketing, and technical assistance and support. Additional personnel will only be justified should business develop of a sufficient nature to necessitate such expenditure. Currently, Cab-tive Advertising believes the services provided by its officers and directors appear sufficient at this time. Cab-tive Advertising believes that its operations are currently on a small scale that is manageable by two individuals at the present.

Cab-tive Advertising has not paid for expenses on behalf of any director. Additionally, Cab-tive Advertising believes that this fact shall not materially change unless warranted in the course of business.

Cab-tive Advertising has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

Cab-tive Advertising does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Cab-tive Advertising uses an administrative office located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139. A non-affiliated associate provides the office space free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Cab-tive Advertising management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. Cab-tive Advertising does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 22, 2006 Brian Blaszczak, President, Secretary, Treasurer, and Director, received 2,000,000 shares of Cab-tive Advertising, Inc. common stock, par value $0.001 per share, for services.

All shares issued to Mr. Brian Blaszczak were at a par price per share of $0.001. The price of the common stock issued to Mr. Brian Blaszczak was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Cab-tive Advertising was recently formed or in the process of being formed and possessed no assets.

Cab-tive Advertising , Inc.’s principal office space is free of charge at the present time. Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Cab-tive Advertising, Inc. common stock. This prospectus is a step toward creating a public market for Cab-tive Advertising stock, which may enhance the liquidity of Cab-tive Advertising shares. However, there can be no assurance that a meaningful trading market will develop. Cab-tive Advertising and its management make no representation about the present or future value of Cab-tive Advertising common stock.

As of the date of this prospectus:

1.	There are no outstanding options of warrants to purchase or other instruments convertible into, common equity of Cab-tive Advertising, Inc.;

2.

There are currently 2,000,000 shares of Cab-tive Advertising common stock held by its officers and directors. The common stock is not eligible to for sale pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Cab-tive Advertising, Inc. has 2,000,000 shares of common stock outstanding. Its officers and directors beneficially hold all of these shares of common stock. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Cab-tive Advertising, Inc. has 2,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record, Brian Blaszczak, who is an office and director of Cab-tive Advertising. The transfer agent will be Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada 89134, telephone number (702) 562-4091.

DIVIDENDS

Cab-tive Advertising has never declared or paid any cash dividends on either its preferred or common stock. For the foreseeable future, Cab-tive Advertising intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Brian Blaszczak	2006	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director

Alan Blaszczak	2006	-	-	-	-	-	-	-
Director

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Cab-tive Advertising, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Cab-tive Advertising, Inc.’s incorporation on September 22, 2006, Cab-tive Advertising has not paid any compensation to any officer, director, or employee. Upon securing minimum placement proceeds, Cab-tive Advertising has budgeted $2,000 per month as compensation for Mr. Brian Blaszczak. Ca-tive

Advertising does not have employment agreements. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Cab-tive Advertising, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Audited Financial Statements for Period Ended September 30, 2006

(Continued on the following page)

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cab-Tive Advertising Inc. (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Cab-Tive Advertising Inc. (A Development Stage Company) as of September 30, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception September 21, 2006, through September 30, 2006, and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cab-Tive Advertising Inc (A Development Stage Company) as of September 30, 2006 and the results of its operations and its cash flows from inception September 21, 2006, through September 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s net losses and accumulated deficit of $24,000 as of September 30, 2006 raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 8, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY) BALANCE SHEET

As of
September 30, 2006
ASSETS

Current assets
Cash	$25
Total current assets	25

Total assets	$25

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	13,828
Advance from shareholder	25
Total current liabilities	13,853

Total liabilities	13,853

Stockholders’ equity
Preferred stock; $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	—
Common stock; $.001 par value, 70,000,000 shares
authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	8,000
Accumulated (deficit)	(23,828)
Total stockholders’ equity	(13,828)

Total liabilities and stockholders’ equity	$25

The accompanying notes are an integral part of these financial statements

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

September 21, 2006
(Inception)
through
September 30, 2006

Revenue	$—

Operating expenses
General and administrative expenses	23,828

Total operating expenses	23,828

Loss from operations	(23,828)

Other income (expenses):
Other expense	—
Interest expense	—
Total other income (expenses)	—

Loss before provision for income taxes	(23,828)
Provision for income taxes	—

Net loss	$(23,828)

Basic and diluted loss per common share	$(0.01)

Basic and diluted weighted average
common shares outstanding	2,000,000

The accompanying notes are an integral part of these financial statements

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at September 21, 2006 (Date of Inception)	—	$—	—	$—	$—	$—	$—

Shares issued for services	2,000,000	$2,000	—	$—	$8,000		$10,000

Net loss	—	—	—	—	—	(23,828)	(23,828)

Balance, October 15, 2006	2,000,000	$2,000	—	$—	$8,000	$(23,828)	$(13,828)

The accompanying notes are an integral part of these financial statements

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

September 21, 2006
(Inception)
through
October 15, 2006
Cash flows from operating activities:
Net loss	$(23,828)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock issued for services	10,000
Changes in operating assets and liabilities:
Increase in accounts payable	13,828
Net cash used in operating activities	—

Cash flows from investing activities:
Purchase of property and equipment	—
Net cash used in investing activities	—

Cash flows from financing activities:
Advance from shareholder	25
Proceeds from borrowing	—
Proceeds from issuance of common stock	—
Net cash provided by financing activities	25

Net increase in cash	25

Cash, beginning of period	—

Cash, end of period	$25

Non Cash Investing and Financing Activities
Issuance of Common Stock for Services	$10,000

The accompanying notes are an integral part of these financial statements

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.	Description of business, HISTORY and summary of significant policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representation of management. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Description of business and history – Cab-tive Advertising, Inc., a Nevada corporation, (hereinafter referred to as the “Company” was incorporated in the State of Nevada on September 21, 2006. The Company is new public transportation advertising media business that is dedicated to bring advertiser supported rider communications to a out-of-home medium. The goal of Cab-tive Advertising, Inc., is to provide quality advertising to a captive audience in taxicabs, limousines, airplanes and monorails. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company – The company filed its articles of incorporation with the Nevada Secretary of State on September 21, 2006, indicating Brian Blaszczak as the incorporator. The company filed its initial list of officers and directors with the Nevada Secretary of State on September 21, 2006, indicating it’s President as Brian Blaszczak.

Going concern – The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of approximately $24,000 from the period of September 21, 2006 (Date of Inception) through September 30, 2006 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of accounting – The Company’s policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Cash and cash equivalents - Cash and cash equivalents include highly liquid, temporary cash investments with an original maturity of three months or less from the date of purchase.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share – The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from September 21, 2006 (Date of Inception) through September 30, 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Concentration of risk – A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition – The Company has no revenues to date from its operations. Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs – The Company recognizes advertising expenses in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.” Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded approximately $10,000 of advertising costs for the period from September 21, 2006, through September 30, 2006.

Fair value of financial instruments – The fair value of cash and cash equivalents, accounts payables approximates the carrying amount of these financial instruments due to their short maturity. The fair value of notes payables approximates the carrying amount of these financial instruments due to their long-term maturity.

2.	PROPERTY AND EQUIPMENT

As of September 30, 2006 the Company does not own any property and/or equipment.

CAB-TIVE ADVERTISING, INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

3.	STOCKHOLDER’S EQUITY

The Company has 70,000,000 shares authorized and 2,000,000 issued and outstanding as of September 30, 2006. The issued and outstanding shares were issued as follows:

On September 22, 2006 the Company issued 2,000,000 common shares at $0.001 par value to Brian Blaszczak, a Company founder for services provided.

4.	LOAN FROM STOCKHOLDER

As of September 30, 2006, the company had no shareholder loans.

5.	RELATED PARTY TRANSACTIONS

The Company’s president and shareholder has received 2,000,000 shares of common stock for service provided valued at approximately $10,000.

6.	STOCK OPTIONS

As of September 30, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.	LITIGATION

As of September 30, 2006, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

8.	SUBSEQUENT EVENTS

On October 2, 2006, the Company entered into an agreement to borrow $20,000 and issued a convertible promissory note to Valleyrose Trading Corporation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cab-tive Advertising, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Cab-tive Advertising indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Cab-tive Advertising request as an officer or director. Cab-tive Advertising may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Cab-tive Advertising’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Cab-tive Advertising shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Cab-tive Advertising shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Cab-tive Advertising or is or was serving at the request of Cab-tive Advertising as a director, officer, employee or agent of Cab-tive Advertising, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Cab-tive Advertising. Cab-tive Advertising shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Cab-tive Advertising, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Cab-tive Advertising in connection with registering the sale of the common stock. Cab-tive Advertising has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$3,000
Accounting Fees	$3,000
Blue Sky Qualification Fees	$300

Total	$6,300

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on September 21, 2006
b) Bylaws adopted on September 22, 2006

5	Opinion on Legality

Opinion of Joseph L. Pittera, Esq.

23	Consent of Experts

a) Consent of Joseph L. Pittera, Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, Cab-tive Advertising, Inc. is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Cab-tive Advertising includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on November 21, 2006.

Cab-tive Advertising, Inc.

By: /s/ Brian Blaszczak

Brian Blaszczak

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Brian Blaszczak	President, Secretary, Treasurer, and Director	November 21, 2006
Brian Blaszczak

/s/ Alan Blaszczak	Director	November 21, 2006
Alan Blaszczak

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.